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                                                                    EXHIBIT 99.1

                  AEROPOSTALE REPORTS OCTOBER SALES RESULTS


                  AEROPOSTALE REPORTS OCTOBER SALES RESULTS


NEW YORK, NEW YORK - NOVEMBER 2, 2005 - Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and men, today announced that total net sales for the four-week period ended October 29, 2005 increased 16.5% to $83.9 million, compared to $72.0 million for the four-week period ended October 30, 2004. The company's comparable store sales decreased 2.5% for the month, versus a comparable store sales increase of 9.1% in the year ago period.

For the quarter ended October 29, 2005, total net sales increased 18.2% to $324.7 million, compared to $274.6 million in the quarter ended October 30, 2004. Comparable store sales for the third quarter decreased 1.5%, versus a comparable store sales increase of 5.4% increase in the year ago quarter. Year-to-date, total net sales have increased 20.7% to $769.1 million, compared to $637.1 million in the year-ago period. Year to date, comparable store sales have decreased 0.1%, compared to an increase of 12.8% in the year-ago period.

Julian R. Geiger, Chairman and Chief Executive Officer said, "Our overall sales for the month were within our plan and we expect to end the third quarter with earnings in line with the current First Call consensus. We remain focused on working through our inventory and positioning ourselves appropriately for the peak holiday selling season."

The company also updated it guidance for the third quarter today. The company stated it is comfortable with the current First Call consensus estimate of $0.46 per share, versus its previously issued guidance of $0.45 - $0.48 per diluted share.

To hear the Aeropostale prerecorded October sales message, please dial (877) 519-4471 or (973) 341-3080, followed by the conference identification number #5637324.


ABOUT AEROPOSTALE, INC.
Aeropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 11 to 18 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion basic merchandise at compelling values. Aeropostale maintains control over its proprietary brands by designing, marketing and selling all of its own merchandise. Aeropostale products are currently purchased only in its stores, on-line thorough its website (www.aeropostale.com) or at organized sales events at college campuses.


ABOUT JIMMY'Z:

Jimmy'Z, a wholly owned subsidiary of Aeropostale, Inc., is a California lifestyle-oriented brand targeting fashion-aware young women and men ages 18 to
25. Jimmy'Z offers customers trend-right apparel in an innovative and unique store environment.


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The first Aeropostale store was opened in 1987. The company currently operates
655 Aeropostale stores in 47 states and 13 Jimmy'Z stores in 10 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND CURRENT REPORTS ON FORM 8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.